THE ASSOCIATES.

  NEWS
                                   FOR IMMEDIATE RELEASE


THE ASSOCIATES ACHIEVES RECORD 1998 RESULTS

DALLAS (January 19, 1999) - Associates First Capital Corporation
(NYSE:AFS) achieved record earnings for the fourth quarter and full year 1998, driven by record growth in earning assets, Chairman and Chief Executive Officer Keith W. Hughes reported today.

"The quarter's double-digit earnings increase completes the finest year in our history," Hughes said. "With balanced growth across all major business segments, we closed 1998 with our strongest balance sheet, largest receivables base and greatest number of customers ever. We enter 1999 in the best position we have ever enjoyed."

Key financial highlights include:

* Fourth-quarter net earnings reached $332 million, a 19% increase over the same period a year earlier, while full-year net earnings were $1.22 billion, up 19% from $1.03 billion in 1997.

* Earnings per share (diluted) for the quarter were $0.47, compared to $0.40 in the year-earlier period, and reached $1.75 for the year, an 18% increase from last year's $1.48.

* Managed receivables at year end were $71.4 billion, a 22%
increase over the prior year. Total managed assets reached $80.9 billion.

"In addition to achieving record results for the quarter and the year, we continued to establish a solid base for growth in 1999," Hughes added. "Strong internal growth complemented by disciplined, strategic acquisitions put each of our operating units in excellent position for the future."

Just six days into 1999, The Associates closed its purchase of Avco Financial Services, the largest acquisition in company history. Avco will extend the company's market presence and geographic reach while adding over 8,000 employees, 1,200 locations, operations in eight international markets and 2.5 million customers.

U.S. Consumer Operations total domestic branch business and broker home equity operations reported excellent internal growth during the quarter and the year. The operation is also poised to reap significant benefits from the Avco acquisition. Integrating Avco will solidify and extend the company's leadership positions in its consumer branch and home equity lending networks. While 1998 was a challenging year due to competitive pressures, the company's branch model continues to be refined to maintain local presence while achieving greater efficiencies and economies of scale. The highlight of the year was the new Texas home equity market, where The Associates emerged as one of the market leaders in performance and customer service.







                              (More)
The Associates
Page 2


Credit Card Operations focused on building its relationship-driven bank card and private-label card businesses. Its industry-leading petroleum industry private-label operation was augmented by last week's announced agreement to acquire Shell's proprietary card program. During 1998, the company entered the retail private label card market, through its acquisition of SPS Payment Systems, and was chosen by Washington Mutual Bank F.A. to manage its customer bank card program, the nation's largest agent bank relationship.

Commercial Operations reported record growth during the year. This achievement was based on developing new customer relationships while maintaining and growing its long-established relationships, and deep knowledge of customer markets. The year's performance was led by continued growth in the three largest segments, transportation, equipment and manufactured housing. All commercial businesses anticipate solid growth in 1999.

International Operations was the fastest-growing business segment during the year, with strong growth in Japan, Canada and the United Kingdom. Despite weakened economic conditions in Japan, The Associates anticipates continued internal growth from that market during 1999. Adding the new Avco markets and integrating the operations in overlapping markets will provide additional growth opportunities for the coming year.

Overall, the chairman said, while 1998 presented its share of challenges to The Associates, the results for the year were gratifying.

 "Our ability to achieve record growth during the volatility we saw in the world's financial markets once again demonstrates the strength of the balance in our mix of businesses. These results give us strong momentum for 1999, and make us confident that we can deliver on our commitment to shareholders," Hughes said.

Associates First Capital Corporation, established in 1918, is a leading diversified finance company providing consumer and commercial finance, leasing, insurance and related services to more than 22 million customers worldwide. Headquartered in Dallas, it is one of the nation's 100 largest companies, based on total market capitalization.

This news release contains certain forward-looking statements. The factors which may cause future results to differ materially from expectations are discussed in the Form 10-K for the year ended
December 31, 1997, filed with the Securities and Exchange
Commission.
                              # # #
Contact information
News media:              (972) 652-4522
Security Analysts:       (972) 652-7294
                         investor_relations@afcc.com
Shareholders:            1-888-NYSE-AFS
Internet web site:       www.theassociates.com

                            FINANCIAL HIGHLIGHTS

                                               Three Months Ended or at
($ millions - except earnings per share)         12/31/98    12/31/97  %Change
------------------------------------------------------------------------------
Net earnings
     Amount                                    $    332.0  $    278.0     19
     Return on average equity                       17.64 %     18.15 %
     Return on average adjusted equity              19.85       21.16
     Return on average assets                        1.83        2.00
     Return on average managed assets                1.71        1.89
Net earnings per diluted share <F1>            $     0.47  $     0.40     18

Managed receivables
Total managed assets

Key Data (Managed)
Total revenue                                  $  2,784.6  $  2,240.9     24
Net interest margin (% avg. mgd. recs.)              9.06 %      8.99 %
Efficiency ratio                                     44.3        44.8
Credit quality
     60+days contractual delinquency                 2.57 %      2.15 %
     Credit loss ratio (% avg. mgd. recs.)           2.65        2.33

Balance Sheet Information
Stockholders' equity
Allowance for losses                           $  1,978.7  $  1,949.9
    % of net receivables                             3.25 %      3.53 %
    Multiple to net losses <F2>                      1.74 x      1.59 x


   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

   <F2> The current year quarter reflects a multiple of annualized second, third and fourth quarter losses. The prior year quarter reflects a multiple of trailing 4 quarter losses.

                              (MORE)

                                                 Year Ended or at
($ millions - except earnings per share)         12/31/98    12/31/97   %Change
                                                 --------    --------   -------
Net earnings
     Amount                                    $  1,223.5  $  1,031.7     19
     Return on average equity                       17.94 %     17.78 %
     Return on average adjusted equity              20.30       21.10
     Return on average assets                        1.90        1.95
     Return on average managed assets                1.78        1.86
Net earnings per diluted share <F1>            $     1.75  $     1.48     18

Managed receivables                            $ 71,364.3  $ 58,406.5     22
Total managed assets                           $ 80,878.3  $ 60,154.8     34

Key Data (Managed)

Total revenue                                  $ 10,029.5  $  8,470.5     18
Net interest margin (% avg. mgd. recs.)              8.91 %      9.06 %
Efficiency ratio                                     43.7        43.5
Credit quality
     60+days contractual delinquency                 2.57 %      2.15 %
     Credit loss ratio (% avg. mgd. recs.)           2.43        2.32

Balance Sheet Information
Stockholders' equity                           $  8,526.5  $  6,268.6     36
Allowance for losses                           $  1,978.7  $  1,949.9
    % of net receivables                             3.25 %      3.53 %

   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

/TABLE

THE ASSOCIATES
QUARTERLY FINANCIAL SUPPLEMENT

Pro Forma Managed Basis Income Statement and Key Data

                           Three Months Ended or at             Change from Prior Year
($ millions)               12/31/98    9/30/98     12/31/97        Amount   Percent
                           --------    -------     --------     ----------- ----------
Revenue
     Finance charges       $  2,503.5 $   2,330.8 $    2,067.9  $    435.6    21.1 %
     Insurance premiums         145.0       110.0        110.8        34.2    30.9
     Investment and other
      income                    136.1        83.6         62.2        73.9   118.8
                           ---------- ----------- ------------  ----------
                              2,784.6     2,524.4      2,240.9       543.7    24.3

Expenses
     Interest expense           925.6       882.6        789.0       136.6    17.3
     Operating expenses         801.4       705.2        633.8       167.6    26.4
     Provision for losses       481.9       397.9        339.5       142.4    41.9
     Insurance benefits
      paid or provided           50.6        34.2         38.2        12.4    32.5
                           ---------- ----------- ------------  ----------
                              2,259.5     2,019.9      1,800.5       459.0    25.5
                           ---------- ----------- ------------  ----------
Earnings before provision
   for income taxes             525.1       504.5        440.4        84.7    19.2
Provision for income taxes      193.1       186.9        162.4        30.7    18.9
                           ---------- ----------- ------------  ----------
Net earnings               $    332.0 $     317.6 $      278.0  $     54.0    19.4 %
                           ========== =========== ============ ===========
Net earnings per diluted
 share (whole $)<F1>       $     0.47 $      0.46 $       0.40  $     0.07    17.5 %
Equivalent shares for
 diluted EPS calculation
 (000's) <F1>                 708,240     696,453      696,602      11,638

Key Data ($ millions)
Net interest margin
 (% avg. mgd. recs.)             9.06 %      8.90 %       8.99 %
Efficiency ratio  (managed)      44.3        43.9         44.8
Net credit losses
 (as a % of avg. mgd. recs.)     2.65        2.38         2.33
Delinquency ratio
 (% of mgd. gross recs.)         2.57        2.39         2.15

Managed Receivables
     End of period         $ 71,364.3 $  66,153.4 $   58,406.5  $ 12,957.8    22.2 %
     Average                 69,687.6    65,108.9     56,927.7    12,759.9    22.4
Managed Assets
     End of period           80,878.3    70,649.8     60,154.8    20,723.5    34.5
     Average                 77,613.4    69,149.0     58,722.0    18,891.4    32.2

   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

/TABLE

THE ASSOCIATES

QUARTERLY FINANCIAL SUPPLEMENT


Managed Receivables ($ millions)

Outstanding at End of Period                                  Change from Prior Year
                           12/31/98    9/30/98    12/31/97      Amount     Percent
                           --------    -------    --------    ----------- ----------

     Home equity         $ 22,622.3 $  21,924.5 $ 18,796.0   $  3,826.3      20.4 %
     Personal loans /
      retail sales finance 11,459.2    10,499.4    8,731.6      2,727.6      31.2
     Credit card           10,296.8     7,969.7    8,323.7      1,973.1      23.7
     Manufactured housing   5,193.5     4,822.0    3,526.9      1,666.6      47.3
     Truck and truck
      trailer              10,783.6    10,470.5    9,688.9      1,094.7      11.3
     Equipment              6,114.0     5,813.8    5,300.5        813.5      15.3
     Recreational vehicles  2,036.9     1,988.6    1,665.4        371.5      22.3
     Fleet leasing          1,589.7     1,584.0    1,551.1         38.6       2.5
     Warehouse and other    1,268.3     1,080.9      822.4        445.9      54.2
                         ---------- ----------- ----------   ----------
        Total            $ 71,364.3 $  66,153.4 $ 58,406.5   $ 12,957.8      22.2 %
                         ========== =========== ==========   ==========

                                                              Change from Prior Year
Average Outstanding <F1>   12/31/98    9/30/98    12/31/97      Amount     Percent
------------------------------------------------------------------------------------
     Home equity         $ 22,397.3 $  21,442.0 $ 18,541.6   $  3,855.7      20.8 %
     Personal loans /
      retail sales finance 11,172.0    10,373.3    8,673.8      2,498.2      28.8
     Credit card            9,832.7     7,931.2    8,235.5      1,597.2      19.4
     Manufactured housing   5,016.4     4,632.2    3,347.8      1,668.6      49.8
     Truck and truck
      trailer              10,617.8    10,386.1    9,423.1      1,194.7      12.7
     Equipment              5,895.8     5,787.9    5,129.7        766.1      14.9
     Recreational vehicles  2,020.5     1,933.5    1,585.1        435.4      27.5
     Fleet leasing          1,588.8     1,597.0    1,264.6        324.2      25.6
     Warehouse and other    1,146.3     1,025.7      726.5        419.8      57.8
                         ---------- ----------- ----------   ----------
        Total            $ 69,687.6 $  65,108.9 $ 56,927.7   $ 12,759.9      22.4 %
                         ========== =========== ==========   ==========

<F1>  Includes servicing portfolio and receivables held for sale.

/TABLE

THE ASSOCIATES

QUARTERLY FINANCIAL SUPPLEMENT

Credit Quality

60+Days Contractual Delinquency       Three Months Ended or at
 (as a % of Mgd. Gross Receivables) 12/31/98    9/30/98    12/31/97
--------------------------------------------------------------------------------------
     Home equity                       2.74 %      2.63 %     2.22 %
     Personal loans /
      retail sales finance             3.74        3.90       3.44
     Credit card                       4.73        4.29       3.92
     Manufactured housing              2.31        1.34       1.29
     Truck and truck trailer           1.22        1.34       1.22
     Equipment                         0.84        0.91       0.91
     Recreational vehicles             0.07        0.06       0.08
     Fleet leasing                     1.09        0.53       0.61
              Total  (managed)         2.57 %      2.39 %     2.15 %

Net Credit Losses (as a % of Avg. Mgd. Receivables)

     Home equity                       1.19 %      1.11 %     1.00 %
     Personal loans /
      retail sales finance             6.05        5.43       5.57
     Credit card                       7.52        7.62       6.96
     Manufactured housing              1.56        1.39       1.07
     Truck and truck trailer           0.59        0.37       0.32
     Equipment                         0.12        0.33       0.22
     Recreational vehicles             0.21        0.19       0.43
     Fleet leasing                     0.05        0.05       0.18
              Total (managed)          2.65 %      2.38 %     2.33 %

Loss Coverage (on-balance sheet)
     Allowance for losses         $ 1,978.7    $1,865.0   $1,949.9
      % of net finance receivables     3.25 %      3.24 %     3.53 %
         Multiple to net losses <F1>   1.74 x      1.70 x     1.59 x

   <F1> The current quarter reflects a multiple of annualized second, third and fourth quarter losses. The prior quarter reflects a multiple of annualized second and third quarter losses and the prior year quarter reflects a multiple of trailing 4 quarter losses.

/TABLE

  THE ASSOCIATES

  QUARTERLY FINANCIAL SUPPLEMENT

Income Statement and Balance Sheet Items

                                         Three Months Ended or at       Change from Prior Year
Income Statement ($ millions)         12/31/98     9/30/98   12/31/97      Amount     Percent
----------------------------------------------------------------------------------------------
Revenue
     Finance charges               $    2,053.0 $  1,930.6 $  1,990.8   $     62.2       3.1%
     Insurance premiums                   145.0      110.0      110.8         34.2      30.9
     Investment and other income          347.9      264.1       82.7        265.2       N/M
                                   ------------ ---------- ----------   ----------
                                        2,545.9    2,304.7    2,184.3        361.6      16.6

Expenses
     Interest expense                     846.6      807.3      739.4        107.2      14.5
     Operating expenses                   801.4      705.2      633.8        167.6      26.4
     Provision for losses                 322.2      253.5      332.5        (10.3)     (3.1)
     Insurance benefits paid
      or provided                          50.6       34.2       38.2         12.4      32.5
                                   ------------ ---------- ----------   ----------
                                        2,020.8    1,800.2    1,743.9        276.9      15.9
                                   ------------ ---------- ----------   ----------
Earnings before taxes                     525.1      504.5      440.4         84.7      19.2
Provision for income taxes                193.1      186.9      162.4         30.7      18.9
                                   ------------ ---------- ----------   ----------
Net earnings                       $      332.0 $    317.6 $    278.0   $     54.0      19.4 %
                                   ============ ========== ==========   ==========
Net earnings per diluted share
 (whole $) <F1>                    $       0.47 $     0.46 $     0.40   $     0.07      17.5 %
Equivalent shares for diluted
 EPS calculation (000's) <F1>           708,240    696,453    696,602       11,638


Balance Sheet Items ($ millions)
Net Receivables
    End of period
       Home equity                 $   22,458.2 $ 21,745.3 $ 18,796.0   $  3,662.2      19.5 %
       Personal loans / retail
        sales finance                  11,459.2   10,499.4    8,731.6      2,727.6      31.2
       Credit card                      3,138.1    2,749.7    8,211.7     (5,073.6)    (61.8)
       Manufactured housing             3,648.2    3,194.9    1,669.4      1,978.8     118.5
       Truck and truck trailer         10,783.6   10,470.5    9,688.9      1,094.7      11.3
       Equipment                        6,114.0    5,813.8    5,300.5        813.5      15.3
       Recreational vehicles              479.7      411.9      444.0         35.7       8.0
       Fleet leasing                    1,589.7    1,584.0    1,551.1         38.6       2.5
       Warehouse and other              1,268.3    1,080.9      822.4        445.9      54.2
                                   ------------ ---------- ----------   ----------
          Total                    $   60,939.0 $ 57,550.4 $ 55,215.6   $  5,723.4      10.4 %
                                   ============ ========== ==========   ==========
    Average                        $   60,191.3 $ 56,502.2 $ 53,784.6   $  6,406.7      11.9 %

Total Assets
     End of period                 $   75,175.4 $ 66,105.3 $ 57,232.7   $ 17,942.7      31.4
     Average                           72,490.2   64,515.5   55,718.4     16,771.8      30.1
Debt                                   63,306.5   56,844.2   49,198.6     14,107.9      28.7
Stockholders' Equity
     End of period                 $    8,526.5 $  6,967.1 $  6,268.6
     Per share (whole $) <F1>             11.72      10.06       9.05
     Average                            7,525.2    6,802.9    6,127.2
     Debt-to-equity                        7.40 x     8.15 x     7.84 x
     Debt-to-adjusted equity               8.12       9.01       8.83

   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

/TABLE

THE ASSOCIATES

1997 - 1998 QUARTERLY FINANCIAL HIGHLIGHTS

                                                           1997
                                                  Three Months Ended or at                Full
($ millions - except earnings per share0  3/31        6/30        9/30       12/31        Year
------------------------------------------------------------------------------------------------
Net earnings
     Amount                          $     237.8  $    245.0  $    270.9  $    278.0  $  1,031.7
     Return on average equity              17.36 %     17.22 %     18.34 %     18.15 %     17.78 %
     Return on average adjusted equity     20.95       20.53       21.74       21.16       21.10
     Return on average assets               1.94        1.89        2.01        2.00        1.95
     Return on average managed assets       1.85        1.80        1.91        1.89        1.86
Net earnings per diluted share <F1>  $      0.34  $     0.35  $     0.39  $     0.40  $     1.48

Managed receivables                  $  50,299.3  $ 54,083.9  $ 55,862.7  $ 58,406.5  $ 58,406.5
Total managed assets                 $  51,809.0  $ 55,507.9  $ 57,427.5  $ 60,154.8  $ 60,154.8

Key Data (Managed)
Total revenue                        $   1,966.2  $  2,095.8  $  2,167.6  $  2,240.9  $  8,470.5
Net interest margin (% avg. mgd. recs.)     9.09 %      9.19 %      9.02 %      8.99 %      9.06 %
Efficiency ratio                            42.3        42.7        44.0        44.8        43.5
Credit quality
     60+days contractual delinquency        2.14 %      2.17 %      2.28 %      2.15 %      2.15 %
     Credit loss ratio (% avg. mgd. recs.)  2.20        2.37        2.37        2.33        2.32

Balance Sheet Information
Stockholders' equity                 $   5,558.7  $  5,821.0  $  6,016.6  $  6,268.6  $  6,268.6
Allowance for losses                     1,675.9     1,849.5     1,891.4     1,949.9     1,949.9
    % of net receivables                    3.51 %      3.58 %      3.59 %      3.53 %      3.53 %
    Multiple to net losses <F2>             1.70 x      1.70 x      1.62 x      1.59 x      1.59 x

   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

   <F2> The year and quarter ended December 31, 1998 reflects a multiple of annualized second, third and fourth quarter losses. The quarter ended September 30, 1998 reflects a multiple of annualized second and third quarter losses. The quarter ended June 30, 1998 reflects a multiple of annualized second quarter losses and all other periods reflect a multiple of trailing 4 quarter losses.

                                     (MORE)

                                                             1998
                                                  Three Months Ended or at                Full
($ millions - except earnings per share)  3/31        6/30        9/30       12/31        Year
-----------------------------------------------------------------------------------------------
Net earnings
     Amount                          $     281.0  $    292.9  $    317.6  $    332.0  $  1,223.5
     Return on average equity              17.61 %     17.82 %     18.68 %     17.64 %     17.94 %
     Return on average adjusted equity     20.17       20.16       20.94       19.85       20.30
     Return on average assets               1.91        1.94        1.97        1.83        1.90
     Return on average managed assets       1.82        1.77        1.84        1.71        1.78
Net earnings per diluted share <F1>  $      0.40  $     0.42  $     0.46  $     0.47  $     1.75

Managed receivables                  $  61,048.8  $ 64,311.8  $ 66,153.4  $ 71,364.3  $ 71,364.3
Total managed assets                 $  63,564.0  $ 68,132.1  $ 70,649.8  $ 80,878.3  $ 80,878.3

Key Data (Managed)
Total revenue                        $   2,288.3  $  2,432.2  $  2,524.4  $  2,784.6  $ 10,029.5
Net interest margin (% avg. mgd. recs.)     8.83 %      8.92 %      8.90 %      9.06 %      8.91 %
Efficiency ratio                            43.1        43.4        43.9        44.3        43.7
Credit quality
     60+days contractual delinquency        2.18 %      2.29 %      2.39 %      2.57 %      2.57 %
     Credit loss ratio (% avg. mgd. recs.)  2.31        2.37        2.38        2.65        2.43

Balance Sheet Information
Stockholders' equity                 $   6,503.4  $  6,680.0  $  6,967.1  $  8,526.5  $  8,526.5
Allowance for losses                     2,014.9     1,848.7     1,865.0     1,978.7     1,978.7
    % of net receivables                    3.50 %      3.32 %      3.24 %      3.25 %      3.25 %
    Multiple to net losses <F2>             1.56 x      1.51 x      1.70 x      1.74 x      1.74 x

   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

   <F2> The year and quarter ended December 31, 1998 reflects a multiple of annualized second, third and fourth quarter losses. The quarter ended September 30, 1998 reflects a multiple of annualized second and third quarter losses. The quarter ended June 30, 1998 reflects a multiple of annualized second quarter losses and all other periods reflect a multiple of trailing 4 quarter losses.

/TABLE

THE ASSOCIATES

Pro Forma Managed Basis Income Statement and Key Data

                                                           1997
                                                Three Months Ended or at                Full
($ millions)                            3/31        6/30        9/30       12/31        Year
----------------------------------------------------------------------------------------------
Revenue
     Finance charges               $   1,821.5 $   1,938.3 $   2,004.5 $   2,067.9 $   7,832.2
     Insurance premiums                   99.1       105.3       105.5       110.8       420.7
     Investment and other income          45.6        52.2        57.6        62.2       217.6
                                       1,966.2     2,095.8     2,167.6     2,240.9     8,470.5

Expenses
     Interest expense                    674.0       721.5       761.7       789.0     2,946.2
     Operating expenses                  531.2       571.6       603.0       633.8     2,339.6
     Provision for losses                347.4       377.0       335.1       339.5     1,399.0
     Insurance benefits paid
      or provided                         36.1        36.7        34.7        38.2       145.7
                                       1,588.7     1,706.8     1,734.5     1,800.5     6,830.5
Earnings before provision for
 income taxes                            377.5       389.0       433.1       440.4     1,640.0
Provision for income taxes               139.7       144.0       162.2       162.4       608.3
Net earnings                       $     237.8 $     245.0 $     270.9 $     278.0 $   1,031.7
Net earnings per diluted share
 (whole $) (1)                     $      0.34 $      0.35 $      0.39 $      0.40 $      1.48
Equivalent shares for diluted
 EPS calculation (000's) <F1>          695,516     695,073     696,339     696,602     695,887


Key Data ($ millions)
Net interest margin (% avg. mgd. recs.)   9.09 %      9.19 %      9.02 %      8.99 %      9.06 %
Efficiency ratio  (managed)               42.3        42.7        44.0        44.8        43.5
Net credit losses (as a % of
 avg. mgd. recs.)                         2.20        2.37        2.37        2.33        2.32
Delinquency ratio (% of mgd.
 gross recs.)                             2.14        2.17        2.28        2.15        2.15

Managed Receivables
     End of period                 $  50,299.3 $  54,083.9 $  55,862.7 $  58,406.5 $  58,406.5
     Average                          50,483.5    52,948.8    55,128.9    56,927.7    53,899.7
Managed Assets
     End of period                    51,809.0    55,507.9    57,427.5    60,154.8    60,154.8
     Average                          51,489.2    54,507.6    56,636.0    58,722.0    55,364.3

   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.



                                   (MORE)

                                                           1998
                                                  Three Months Ended or                 Full
($ millions)                            3/31        6/30        9/30       12/31        Year
---------------------------------------------------------------------------------------------
Revenue
     Finance charges               $   2,123.0 $   2,257.7 $   2,330.8 $   2,503.5 $   9,215.0
     Insurance premiums                  112.4       104.1       110.0       145.0       471.5
     Investment and other income          52.9        70.4        83.6       136.1       343.0
                                       2,288.3     2,432.2     2,524.4     2,784.6    10,029.5

Expenses
     Interest expense                    806.6       855.4       882.6       925.6     3,470.2
     Operating expenses                  620.0       671.4       705.2       801.4     2,798.0
     Provision for losses                372.9       410.0       397.9       481.9     1,662.7
     Insurance benefits paid
      or provided                         42.8        30.5        34.2        50.6       158.1
                                       1,842.3     1,967.3     2,019.9     2,259.5     8,089.0
Earnings before provision
 for income taxes                        446.0       464.9       504.5       525.1     1,940.5
Provision for income taxes               165.0       172.0       186.9       193.1       717.0
Net earnings                       $     281.0 $     292.9 $     317.6 $     332.0 $   1,223.5
Net earnings per diluted share
 (Whole $) <F1>                    $      0.40 $      0.42 $      0.46 $      0.47 $      1.75
Equivalent shares for
 diluted EPS calculation <F1>          697,529     697,180     696,453     708,240     699,871


Key Data ($ millions)
Net interest margin
 (% avg. mgd. recs.)                      8.83 %      8.92 %      8.90 %      9.06 %      8.91 %
Efficiency ratio  (managed)               43.1        43.4        43.9        44.3        43.7
Net credit losses (as a % of
 avg. mgd. recs.)                         2.31        2.37        2.38        2.65        2.43
Delinquency ratio (% of mgd. gross
 recs.)                                   2.18        2.29        2.39        2.57        2.57

Managed Receivables
     End of period                 $  61,048.8 $  64,311.8 $  66,153.4 $  71,364.3 $  71,364.3
     Average                          59,614.0    62,890.0    65,108.9    69,687.6    64,505.8
Managed Assets
     End of period                    63,564.0    68,132.1    70,649.8    80,878.3    80,878.3
     Average                          61,801.4    66,245.3    69,149.0    77,613.4    68,836.8

   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

/TABLE

THE ASSOCIATES

Managed Receivables ($ millions)

                                                           1997
                                                 Three Months Ended or at                Full
Outstanding at End of Period <F1>        3/31        6/30        9/30       12/31        Year
-----------------------------------------------------------------------------------------------
     Home equity                    $  16,965.5 $  17,547.2 $  18,255.4 $  18,796.0 $  18,796.0
     Personal loans / retail
      sales finance                     7,677.1     8,385.4     8,581.2     8,731.6     8,731.6
     Credit card                        6,691.3     8,240.4     8,206.7     8,323.7     8,323.7
     Manufactured housing               2,712.3     2,960.9     3,174.2     3,526.9     3,526.9
     Truck and truck trailer            8,687.3     8,970.6     9,200.5     9,688.9     9,688.9
     Equipment                          4,679.7     4,887.4     5,027.9     5,300.5     5,300.5
     Recreational vehicles              1,414.1     1,488.3     1,592.7     1,665.4     1,665.4
     Fleet leasing                      1,116.3     1,160.2     1,158.4     1,551.1     1,551.1
     Warehouse and other                  355.7       443.5       665.7       822.4       822.4
        Total                       $  50,299.3 $  54,083.9 $  55,862.7 $  58,406.5 $  58,406.5

   <F1>  Includes servicing portfolio and receivables held for sale.

                                                                                         Full
Average Outstanding <F1>                 3/31        6/30        9/30       12/31        Year
-----------------------------------------------------------------------------------------------
     Home equity                    $  16,776.0 $  17,198.0 $  17,890.6 $  18,541.6 $  17,604.3
     Personal loans / retail
      sales finance                     7,538.7     7,943.7     8,448.4     8,673.8     8,136.5
     Credit card                        7,383.1     8,383.5     8,224.7     8,235.5     8,058.1
     Manufactured housing               2,720.1     2,833.6     3,158.7     3,347.8     3,030.3
     Truck and truck trailer            8,617.8     8,821.0     9,120.2     9,423.1     9,005.4
     Equipment                          4,592.7     4,770.8     4,972.2     5,129.7     4,866.7
     Recreational vehicles              1,410.7     1,456.7     1,615.4     1,585.1     1,521.3
     Fleet leasing                      1,102.5     1,139.6     1,165.4     1,264.6     1,173.3
     Warehouse and other                  341.9       401.9       533.3       726.5       503.8
        Total                       $  50,483.5 $  52,948.8 $  55,128.9 $  56,927.7 $  53,899.7

[FN]
   <F1>  Includes servicing portfolio and receivables held for sale.

                                  (MORE)

                                                            1998
                                                   Three Months Ended or at              Full
Outstanding at End of Period <F1>        3/31        6/30        9/30       12/31        Year
-----------------------------------------------------------------------------------------------
     Home equity                    $  19,976.3 $  21,050.8 $  21,924.5 $  22,622.3 $  22,622.3
     Personal loans / retail
      sales finance                     9,224.5    10,365.2    10,499.4    11,459.2    11,459.2
     Credit card                        7,890.3     7,887.8     7,969.7    10,296.8    10,296.8
     Manufactured housing               3,972.4     4,423.9     4,822.0     5,193.5     5,193.5
     Truck and truck trailer           10,043.5    10,312.3    10,470.5    10,783.6    10,783.6
     Equipment                          5,632.7     5,790.9     5,813.8     6,114.0     6,114.0
     Recreational vehicles              1,790.0     1,881.8     1,988.6     2,036.9     2,036.9
     Fleet leasing                      1,577.0     1,602.8     1,584.0     1,589.7     1,589.7
     Warehouse and other                  942.1       996.3     1,080.9     1,268.3     1,268.3
        Total                       $  61,048.8 $  64,311.8 $  66,153.4 $  71,364.3 $  71,364.3

   <F1>  Includes servicing portfolio and receivables held for sale.

                                                                                         Full
Average Outstanding <F1>                 3/31        6/30        9/30       12/31        Year
-----------------------------------------------------------------------------------------------
     Home equity                    $  19,412.3 $  20,480.9 $  21,442.0 $  22,397.3 $  20,921.4
     Personal loans / retail
      sales finance                     8,883.9    10,067.5    10,373.3    11,172.0    10,214.3
     Credit card                        8,083.4     7,882.9     7,931.2     9,832.7     8,551.7
     Manufactured housing               3,736.2     4,197.9     4,632.2     5,016.4     4,393.3
     Truck and truck trailer            9,843.2    10,160.3    10,386.1    10,617.8    10,246.4
     Equipment                          5,504.9     5,701.8     5,787.9     5,895.8     5,717.2
     Recreational vehicles              1,729.7     1,841.7     1,933.5     2,020.5     1,880.1
     Fleet leasing                      1,560.6     1,593.4     1,597.0     1,588.8     1,584.3
     Warehouse and other                  859.8       963.6     1,025.7     1,146.3       997.1
        Total                       $  59,614.0 $  62,890.0 $  65,108.9 $  69,687.6 $  64,505.8

   <F1>  Includes servicing portfolio and receivables held for sale.

/TABLE

THE ASSOCIATES

Credit Quality

                                                           1997
60+Days Contractual Delinquency                  Three Months Ended or at             Full
 (as a % of Mgd. Gross Receivables)        3/31       6/30       9/30      12/31      Year
--------------------------------------------------------------------------------------------
     Home equity                           2.15 %     2.12 %     2.28 %    2.22 %     2.22 %
     Personal loans / retail
      sales finance                        3.32       3.34       3.40      3.44       3.44
     Credit card                           3.83       3.81       3.99      3.92       3.92
     Manufactured housing                  0.94       1.01       1.21      1.29       1.29
     Truck and truck trailer               1.58       1.53       1.50      1.22       1.22
     Equipment                             0.92       0.94       1.30      0.91       0.91
     Recreational vehicles                 0.08       0.07       0.06      0.08       0.08
     Fleet leasing                         0.50       0.64       0.70      0.61       0.61
              Total  (managed)             2.14 %     2.17 %     2.28 %    2.15 %     2.15 %

Net Credit Losses (as a % of Avg. Mgd. Receivables)
-------------------------------------------------------------------------------------------
     Home equity                           1.08 %     1.05 %     1.02 %    1.00 %     1.04 %
     Personal loans / retail
      sales finance                        4.60       5.29       5.47      5.57       5.26
     Credit card                           7.13       7.27       7.04      6.96       7.10
     Manufactured housing                  0.65       0.71       1.00      1.07       0.87
     Truck and truck trailer               0.31       0.30       0.33      0.32       0.32
     Equipment                             0.23       0.36       0.36      0.22       0.29
     Recreational vehicles                 0.19       0.22       0.34      0.43       0.30
     Fleet leasing                         0.07       0.18       0.22      0.18       0.16
              Total (managed)              2.20 %     2.37 %     2.37 %    2.33 %     2.32 %

Loss Coverage (on-balance sheet)
     Allowance for losses         $     1,675.9 $  1,849.5 $  1,891.4 $ 1,949.9 $  1,949.9
      % of net finance receivable          3.51 %     3.58 %     3.59 %    3.53 %     3.53 %
      Multiple to net losses <F1>          1.70 x     1.70 x     1.62 x    1.59 x     1.59 x

                              (MORE)

                                                            1998
60+Days Contractual Delinquency                     Three Months Ended or at          Full
 (as a % of Mgd. Gross Receivables)        3/31       6/30       9/30      12/31      Year
--------------------------------------------------------------------------------------------
     Home equity                           2.23 %     2.40 %     2.63 %    2.74 %     2.74 %
     Personal loans / retail sales         3.53       3.62       3.90      3.74       3.74
     Credit card                           3.96       4.09       4.29      4.73       4.73
     Manufactured housing                  1.26       1.36       1.34      2.31       2.31
     Truck and truck trailer               1.34       1.44       1.34      1.22       1.22
     Equipment                             1.12       0.97       0.91      0.84       0.84
     Recreational vehicles                 0.05       0.07       0.06      0.07       0.07
     Fleet leasing                         0.43       0.74       0.53      1.09       1.09
              Total  (managed)             2.18 %     2.29 %     2.39 %    2.57 %     2.57 %

Net Credit Losses (as a % of Avg. Mgd. Receivables)
--------------------------------------------------------------------------------------------
     Home equity                           1.03 %     1.07 %     1.11 %    1.19 %     1.10 %
     Personal loans / retail sales f       5.71       5.65       5.43      6.05       5.67
     Credit card                           7.07       7.63       7.62      7.52       7.38
     Manufactured housing                  0.94       0.84       1.39      1.56       1.21
     Truck and truck trailer               0.52       0.45       0.37      0.59       0.48
     Equipment                             0.11       0.25       0.33      0.12       0.20
     Recreational vehicles                 0.27       0.28       0.19      0.21       0.24
     Fleet leasing                         0.08       0.08       0.05      0.05       0.07
              Total (managed)              2.31 %     2.37 %     2.38 %    2.65 %     2.43 %

Loss Coverage (on-balance sheet)
     Allowance for losses         $     2,014.9 $  1,848.7 $  1,865.0 $ 1,978.7 $  1,978.7
      % of net finance receivables         3.50 %     3.32 %     3.24 %    3.25 %     3.25 %
      Multiple to net losses <F1>          1.56 x     1.51 x     1.70 x    1.74 x     1.74 x

    <F1> The year and quarter ended December 31, 1998 reflects a multiple of annualized second, third and fourth quarter losses. The quarter ended September 30, 1998 reflects a multiple of annualized second and third quarter losses. The quarter ended June 30, 1998 reflects a multiple of annualized second quarter losses and all other periods reflect a multiple of trailing 4 quarter losses.

THE ASSOCIATES

QUARTERLY FINANCIAL SUPPLEMENT

Income Statement and Balance Sheet Items

                                                              1997
                                                  Three Months Ended or at                 Full
Income Statement ($ millions)              3/31        6/30        9/30       12/31        Year
-------------------------------------------------------------------------------------------------
Revenue
     Finance charges                  $   1,761.7 $   1,872.4 $   1,935.3 $   1,990.8 $   7,560.2
     Insurance premiums                      99.1       105.3       105.5       110.8       420.7
     Investment and other income             65.9        71.8        77.3        82.7       297.7
                                          1,926.7     2,049.5     2,118.1     2,184.3     8,278.6

Expenses
     Interest expense                       637.4       679.6       718.8       739.4     2,775.2
     Operating expenses                     531.2       571.6       603.0       633.8     2,339.6
     Provision for losses                   344.5       372.6       328.5       332.5     1,378.1
     Insurance benefits paid or provided     36.1        36.7        34.7        38.2       145.7
                                          1,549.2     1,660.5     1,685.0     1,743.9     6,638.6
Earnings before taxes                       377.5       389.0       433.1       440.4     1,640.0
Provision for income taxes                  139.7       144.0       162.2       162.4       608.3
Net earnings                          $     237.8 $     245.0 $     270.9 $     278.0 $   1,031.7
Net earnings per diluted share
 (whole $) <F1>                       $      0.34 $      0.35 $      0.39 $      0.40 $      1.48
Equivalent shares for diluted
 EPS calculation (000's) <F1>              695,516     695,073     696,339     696,602     695,887


Balance Sheet Items ($ millions)
Net Receivables
    End of period
       Home equity                    $  16,965.5 $  17,547.2 $  18,255.4 $  18,796.0 $  18,796.0
       Personal loans / retail
        sales finance                     7,677.1     8,385.4     8,581.2     8,731.6     8,731.6
       Credit card                        6,691.3     8,240.4     8,094.7     8,211.7     8,211.7
       Manufactured housing               1,066.9     1,373.8     1,246.9     1,669.4     1,669.4
       Truck and truck trailer            8,687.3     8,970.6     9,200.5     9,688.9     9,688.9
       Equipment                          4,679.7     4,887.4     5,027.9     5,300.5     5,300.5
       Recreational vehicles                461.3       608.7       447.1       444.0       444.0
       Fleet leasing                      1,116.3     1,160.2     1,158.4     1,551.1     1,551.1
       Warehouse and other                  355.7       443.5       665.7       822.4       822.4
          Total                       $  47,701.1 $  51,617.2 $  52,677.8 $  55,215.6 $  55,215.6
    Average                           $  47,555.6 $  50,416.7 $  52,334.4 $  53,784.6 $  51,110.5

Total Assets
     End of period                    $  49,210.8 $  53,041.2 $  54,354.6 $  57,232.7 $  57,232.7
     Average                             49,153.6    51,963.6    53,914.5    55,718.4    52,804.6
Debt                                     41,916.7    45,579.4    46,584.3    49,198.6    49,198.6
Stockholders' Equity
     End of period                    $   5,558.7 $   5,821.0 $   6,016.6 $   6,268.6 $   6,268.6
     Per share (whole $) <F1>                8.02        8.40        8.68        9.05        9.05
     Average                              5,479.4     5,690.0     5,906.4     6,127.2     5,801.2
     Debt-to-equity                          7.54 x      7.82 x      7.74 x      7.84 x      7.84x
     Debt-to-adjusted equity                 8.73        9.10        8.85        8.83        8.83

   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.

                                      (MORE)

                                                              1998
                                                  Three Months Ended or at                 Full
Income Statement ($ millions)              3/31        6/30        9/30       12/31        Year
------------------------------------------------------------------------------------------------
Revenue
     Finance charges                  $   2,045.0 $   1,881.8 $   1,930.6 $   2,053.0 $   7,910.4
     Insurance premiums                     112.4       104.1       110.0       145.0       471.5
     Investment and other income             73.7       309.2       264.1       347.9       994.9
                                          2,231.1     2,295.1     2,304.7     2,545.9     9,376.8

Expenses
     Interest expense                       757.3       785.5       807.3       846.6     3,196.7
     Operating expenses                     620.0       671.4       705.2       801.4     2,798.0
     Provision for losses                   365.0       342.8       253.5       322.2     1,283.5
     Insurance benefits paid or provided     42.8        30.5        34.2        50.6       158.1
                                          1,785.1     1,830.2     1,800.2     2,020.8     7,436.3
Earnings before taxes                       446.0       464.9       504.5       525.1     1,940.5
Provision for income taxes                  165.0       172.0       186.9       193.1       717.0
Net earnings                          $     281.0 $     292.9 $     317.6 $     332.0 $   1,223.5
Net earnings per diluted
 share (whole $) <F1>                 $      0.40 $      0.42 $      0.46 $      0.47 $      1.75
Equivalent shares for
 diluted EPS calculation (000's)<F1>      697,529     697,180     696,453     708,240     699,871


Balance Sheet Items ($ millions)
Net Receivables
    End of period
       Home equity                    $  19,755.0 $  20,850.3 $  21,745.3 $  22,458.2 $  22,458.2
       Personal loans / retail
        sales finance                     9,224.5    10,365.2    10,499.4    11,459.2    11,459.2
       Credit card                        7,787.7     2,632.5     2,749.7     3,138.1     3,138.1
       Manufactured housing               2,185.0     2,714.8     3,194.9     3,648.2     3,648.2
       Truck and truck trailer           10,043.5    10,312.3    10,470.5    10,783.6    10,783.6
       Equipment                          5,632.7     5,790.9     5,813.8     6,114.0     6,114.0
       Recreational vehicles                483.8       430.7       411.9       479.7       479.7
       Fleet leasing                      1,577.0     1,602.8     1,584.0     1,589.7     1,589.7
       Warehouse and other                  942.1       996.3     1,080.9     1,268.3     1,268.3
          Total                       $  57,631.3 $  55,695.8 $  57,550.4 $  60,939.0 $  60,939.0
    Average                           $  56,307.3 $  54,177.1 $  56,502.2 $  60,191.3 $  57,253.1
Total Assets
     End of period                    $  60,568.0 $  63,410.1 $  66,105.3 $  75,175.4 $  75,175.4
     Average                             58,835.4    60,531.3    64,515.5    72,490.2    64,529.6
Debt                                     51,994.8    54,605.3    56,844.2    63,306.5    63,306.5
Stockholders' Equity
     End of period                    $   6,503.4 $   6,680.0 $   6,967.1 $   8,526.5 $   8,526.5
     Per share (whole $) <F1>                9.38        9.65       10.06       11.72       11.72
     Average                              6,381.6     6,576.9     6,802.9     7,525.2     6,821.5
     Debt-to-equity                          7.99 x      8.17 x      8.15 x      7.40 x      7.40x
     Debt-to-adjusted equity                 8.95        9.06        9.01        8.12        8.12

   <F1> Adjusted to give a retroactive recognition to a two-for-one stock split on December 23, 1998.